UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Altiris, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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Filed by Altiris, Inc.
Pursuant to Rule 14a-12 of
the Securities Exchange Act of 1934
Subject Company: Altiris, Inc.
Commission File No.: 000-49793
On February 7, 2007, Greg Butterfield, the Chief Executive Officer of Altiris, Inc. (“Altiris”), posted the following on an internal Altiris website to company employees who may be stockholders of Altiris.

Butterfield Blog
Fellow Altirians,
Several years ago, in a one-on-one meeting with Ray Noorda he said something that has had a significant impact on my life. He said there are three types of people, “Those who act, those who are acted upon, and those who wonder what happened.” Each of us makes a decision every day to act and welcome challenges, knowing that by acting we will have a better probability of bringing about the desired end results—or not acting and end up with what others think you deserve or just wondering what happened. Earlier this week we decided to act by joining forces with Symantec, a company 20 times our size, to increase our overall product portfolio, and to scale our go-to-market.
As I said earlier this week, I believe this acquisition offers tremendous opportunities for our team and for our organization in a number of ways. It has now been five days since the announcement. I hope you have had the opportunity to read the positive comments reported by the financial and industry analysts, and the positive feedback from our customers and partners.
Several years ago I saw a t-shirt that said: “Change is good — You start.” I realize during this regulatory period you all have many questions on how this new change will affect you. Following are answers to some of the questions you have asked the past few days:
Additional Information
Altiris intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the merger, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Altiris and Symantec. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate website at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042.

Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris’ stockholders with respect to the merger. A description of any interests that these officers and directors have in the merger will be available in the proxy statement.